-------------------------------------------------------------------------------


                                CREDIT AGREEMENT


-------------------------------------------------------------------------------

                            TABLE OF CONTENTS



                                ARTICLE I

                               DEFINITIONS . . . . . . . . . . . . . . . Page 1

                               ARTICLE II

                               THE CREDITS

2.1.   Commitment. . . . . . . . . . . . . . . . . . . . . . . . . . . . Page 13
2.2.   Required Payments; Termination. . . . . . . . . . . . . . . . . . Page 13
2.3.   Ratable Loans . . . . . . . . . . . . . . . . . . . . . . . . . . Page 13
2.4.   Types of Advances . . . . . . . . . . . . . . . . . . . . . . . . Page 13
2.5.   Commitment Fee; Reductions in Aggregate Commitment. . . . . . . . Page 13
2.6.   Minimum Amount of Each Advance. . . . . . . . . . . . . . . . . . Page 14
2.7.   Optional Principal Payments . . . . . . . . . . . . . . . . . . . Page 14
2.8.   Method of Selecting Types and Interest Periods for New Advances . Page 14
2.9.   Conversion and Continuation of Outstanding Advances . . . . . . . Page 15
2.10.  Changes in Interest Rate, etc.. . . . . . . . . . . . . . . . . . Page 15
2.11.  Rates Applicable After Default. . . . . . . . . . . . . . . . . . Page 15
2.12.  Method of Payment . . . . . . . . . . . . . . . . . . . . . . . . Page 16
2.13.  Noteless Agreement; Evidence of Indebtedness. . . . . . . . . . . Page 16
2.14.  Telephonic Notices. . . . . . . . . . . . . . . . . . . . . . . . Page 17
2.15.  Interest Payment Dates; Interest and Fee Basis. . . . . . . . . . Page 17
2.16.  Notification of Advances, Interest Rates,
        Prepayments and Commitment Reductions. . . . . . . . . . . . . . Page 17
2.17.  Lending Installations . . . . . . . . . . . . . . . . . . . . . . Page 17
2.18.  Non-Receipt of Funds by the Agent . . . . . . . . . . . . . . . . Page 18

                                 ARTICLE III

                          YIELD PROTECTION; TAXES

3.1.   Yield Protection. . . . . . . . . . . . . . . . . . . . . . . . . Page 18
3.2.   Changes in Capital Adequacy Regulations . . . . . . . . . . . . . Page 19
3.3.   Availability of Types of Advances . . . . . . . . . . . . . . . . Page 20
3.4.   Funding Indemnification . . . . . . . . . . . . . . . . . . . . . Page 20
3.5.   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Page 20
3.6.   Lender Statements; Survival of Indemnity. . . . . . . . . . . . . Page 22

                                    Page i

                                  ARTICLE IV

                            CONDITIONS PRECEDENT

4.1.   Initial Advance . . . . . . . . . . . . . . . . . . . . . Page 22
4.2.   Each Advance. . . . . . . . . . . . . . . . . . . . . . . Page 23

                                  ARTICLE V

                      REPRESENTATIONS AND WARRANTIES


5.1.   Existence and Standing. . . . . . . . . . . . . . . . . . Page 24
5.2.   Authorization and Validity. . . . . . . . . . . . . . . . Page 24
5.3.   No Conflict; Government Consent . . . . . . . . . . . . . Page 25
5.4.   Financial Statements. . . . . . . . . . . . . . . . . . . Page 25
5.5.   Material Adverse Change . . . . . . . . . . . . . . . . . Page 25
5.6.   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . Page 25
5.7.   Litigation and Contingent Obligations . . . . . . . . . . Page 26
5.8.   Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . Page 26
5.9.   ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . Page 26
5.10.  Accuracy of Information . . . . . . . . . . . . . . . . . Page 26
5.11.  Regulation U. . . . . . . . . . . . . . . . . . . . . . . Page 26
5.12.  Material Agreements . . . . . . . . . . . . . . . . . . . Page 27
5.13.  Compliance With Laws. . . . . . . . . . . . . . . . . . . Page 27
5.14.  Ownership of Properties . . . . . . . . . . . . . . . . . Page 27
5.15.  Plan Assets; Prohibited Transactions. . . . . . . . . . . Page 27
5.16.  Environmental Matters.. . . . . . . . . . . . . . . . . . Page 27
5.17.  Investment Company Act. . . . . . . . . . . . . . . . . . Page 27
5.18.  Public Utility Holding Company Act. . . . . . . . . . . . Page 28
5.19.  Post-Retirement Benefits. . . . . . . . . . . . . . . . . Page 28
5.20.  Insurance . . . . . . . . . . . . . . . . . . . . . . . . Page 28
5.21.  Solvency. . . . . . . . . . . . . . . . . . . . . . . . . Page 28
5.22   Full Disclosure.. . . . . . . . . . . . . . . . . . . . . Page 28

                                  ARTICLE VI

                                  COVENANTS

6.1.   Financial Reporting . . . . . . . . . . . . . . . . . . . Page 29
6.2.   Use of Proceeds . . . . . . . . . . . . . . . . . . . . . Page 31
6.3.   Notice of Default . . . . . . . . . . . . . . . . . . . . Page 31
6.4.   Conduct of Business . . . . . . . . . . . . . . . . . . . Page 31

                                   Page ii

6.5.   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . Page 31
6.6.   Insurance . . . . . . . . . . . . . . . . . . . . . . . . Page 31
6.7.   Compliance with Laws. . . . . . . . . . . . . . . . . . . Page 31
6.8.   Maintenance of Properties . . . . . . . . . . . . . . . . Page 31
6.9.   Inspection. . . . . . . . . . . . . . . . . . . . . . . . Page 32
6.10.  Dividends . . . . . . . . . . . . . . . . . . . . . . . . Page 32
6.11.  Indebtedness. . . . . . . . . . . . . . . . . . . . . . . Page 32
6.12.  Merger. . . . . . . . . . . . . . . . . . . . . . . . . . Page 32
6.13.  Sale of Assets. . . . . . . . . . . . . . . . . . . . . . Page 32
6.14.  Investments and Acquisitions. . . . . . . . . . . . . . . Page 33
6.15.  Liens . . . . . . . . . . . . . . . . . . . . . . . . . . Page 33
6.16.  Capital Expenditures. . . . . . . . . . . . . . . . . . . Page 34
6.17.  Rentals . . . . . . . . . . . . . . . . . . . . . . . . . Page 34
6.18.  Affiliates. . . . . . . . . . . . . . . . . . . . . . . . Page 34
6.19.  Amendments to Agreements. . . . . . . . . . . . . . . . . Page 34
6.20.  Sale of Accounts. . . . . . . . . . . . . . . . . . . . . Page 35
6.21.  Sale and Leaseback Transactions and other
        Off-Balance Sheet Liabilities. . . . . . . . . . . . . . Page 35
6.22.  Contingent Obligations. . . . . . . . . . . . . . . . . . Page 35
6.24.  Financial Covenants . . . . . . . . . . . . . . . . . . . Page 35
       6.24.1.  Fixed Charge Coverage Ratio. . . . . . . . . . . Page 35
       6.24.2.  Leverage Ratio . . . . . . . . . . . . . . . . . Page 35
       6.24.3.  Minimum Net Worth. . . . . . . . . . . . . . . . Page 35
6.25   Initial Syndication Period. . . . . . . . . . . . . . . . Page 35
6.26   Additional Subsidiaries . . . . . . . . . . . . . . . . . Page 35
6.27   Certain Post Closing Matters. . . . . . . . . . . . . . . Page 36
6.28   Negative Pledges. . . . . . . . . . . . . . . . . . . . . Page 36

                              ARTICLE VIII

           ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

8.1.   Acceleration. . . . . . . . . . . . . . . . . . . . . . . Page 39
8.2.   Amendments. . . . . . . . . . . . . . . . . . . . . . . . Page 39
8.3.   Preservation of Rights. . . . . . . . . . . . . . . . . . Page 40


                              ARTICLE IX

                          GENERAL PROVISIONS

9.1.   Survival of Representations . . . . . . . . . . . . . . . Page 40
9.2.   Governmental Regulation . . . . . . . . . . . . . . . . . Page 41

                               Page iii

9.3.   Headings. . . . . . . . . . . . . . . . . . . . . . . . . Page 41
9.4.   Entire Agreement. . . . . . . . . . . . . . . . . . . . . Page 41
9.5.   Several Obligations; Benefits of this Agreement . . . . . Page 41
9.6.   Expenses; Indemnification . . . . . . . . . . . . . . . . Page 41
9.7.   Numbers of Documents. . . . . . . . . . . . . . . . . . . Page 41
9.8.   Accounting. . . . . . . . . . . . . . . . . . . . . . . . Page 42
9.9.   Severability of Provisions. . . . . . . . . . . . . . . . Page 42
9.10.  Nonliability of Lenders . . . . . . . . . . . . . . . . . Page 42
9.11.  Confidentiality . . . . . . . . . . . . . . . . . . . . . Page 42
9.12.  Nonreliance . . . . . . . . . . . . . . . . . . . . . . . Page 42

                              ARTICLE X

                              THE AGENT


10.1.  Appointment; Nature of Relationship . . . . . . . . . . . Page 43
10.2.  Powers. . . . . . . . . . . . . . . . . . . . . . . . . . Page 43
10.3.  General Immunity. . . . . . . . . . . . . . . . . . . . . Page 43
10.4.  No Responsibility for Loans, Recitals, etc. . . . . . . . Page 43
10.5.  Action on Instructions of Lenders . . . . . . . . . . . . Page 44
10.6.  Employment of Agents and Counsel. . . . . . . . . . . . . Page 44
10.7.  Reliance on Documents; Counsel. . . . . . . . . . . . . . Page 44
10.8.  Agent's Reimbursement and Indemnification . . . . . . . . Page 44
10.9.  Notice of Default . . . . . . . . . . . . . . . . . . . . Page 45
10.10. Rights as a Lender. . . . . . . . . . . . . . . . . . . . Page 45
10.11. Lender Credit Decision. . . . . . . . . . . . . . . . . . Page 45
10.12. Successor Agent . . . . . . . . . . . . . . . . . . . . . Page 45
10.13. Agent's Fee . . . . . . . . . . . . . . . . . . . . . . . Page 46
10.14. Delegation to Affiliates. . . . . . . . . . . . . . . . . Page 46
10.15. Execution of Collateral Documents . . . . . . . . . . . . Page 46
10.16. Collateral Releases . . . . . . . . . . . . . . . . . . . Page 47

                             ARTICLE XI

                     SETOFF; RATABLE PAYMENTS

11.1.  Setoff. . . . . . . . . . . . . . . . . . . . . . . . . . Page 47
11.2.  Ratable Payments. . . . . . . . . . . . . . . . . . . . . Page 47

                              Page iv

                               ARTICLE XII

           BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

12.1.  Successors and Assigns. . . . . . . . . . . . . . . . . . Page 48
12.2.  Participations. . . . . . . . . . . . . . . . . . . . . . Page 48
       12.2.1  Permitted Participants; Effect. . . . . . . . . . Page 48
       12.2.2. Voting Rights . . . . . . . . . . . . . . . . . . Page 48
       12.2.3. Benefit of Setoff . . . . . . . . . . . . . . . . Page 49
12.3.  Assignments . . . . . . . . . . . . . . . . . . . . . . . Page 49
       12.3.1.  Permitted Assignments. . . . . . . . . . . . . . Page 49
       12.3.2.  Effect; Effective Date . . . . . . . . . . . . . Page 49
12.4.  Dissemination of Information. . . . . . . . . . . . . . . Page 50
12.5.  Tax Treatment . . . . . . . . . . . . . . . . . . . . . . Page 50

                              ARTICLE XIII

                                NOTICES


13.1.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . Page 50
13.2.  Change of Address . . . . . . . . . . . . . . . . . . . . Page 51


                              ARTICLE XIV

                              COUNTERPARTS



                              ARTICLE XV

     CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

15.1.  CHOICE OF LAW . . . . . . . . . . . . . . . . . . . . . . Page 51
15.2.  CONSENT TO JURISDICTION . . . . . . . . . . . . . . . . . Page 51
15.3.  WAIVER OF JURY TRIAL. . . . . . . . . . . . . . . . . . . Page 52

EXHIBIT A
FORM OF OPINION. . . . . . . . . . . . . . . . . . . . . . . . . Page 56

EXHIBIT B
COMPLIANCE CERTIFICATE . . . . . . . . . . . . . . . . . . . . . Page 58

                                   Page v

EXHIBIT C
ASSIGNMENT AGREEMENT . . . . . . . . . . . . . . . . . . . . . . Page 65

EXHIBIT D
LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION . . . . . . . . . Page 77

EXHIBIT E
NOTE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Page 78

SCHEDULE 1
SUBSIDIARIES . . . . . . . . . . . . . . . . . . . . . . . . . . Page 80

SCHEDULE 2
INDEBTEDNESS AND LIENS . . . . . . . . . . . . . . . . . . . . . Page 81

                                   Page vi

                                CREDIT AGREEMENT

-------------------------------------------------------------------------------

    This Agreement, dated as of November 7, 1997, is among Alternative Resources Corporation, a Delaware corporation, the Lenders and American National Bank and Trust Company of Chicago, as Agent. The parties hereto agree as follows:

                                      ARTICLE I

                                     DEFINITIONS

     As used in this Agreement:

     "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

     "Advance" means a borrowing hereunder (or conversion or continuation thereof) consisting of the aggregate amount of the several Loans made on the same Borrowing Date (or date of conversion or continuation) by the Lenders to the Borrower of the same Type and, in the case of Eurodollar Advances, for the same Interest Period.

     "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

     "Agent" means American National Bank and Trust Company of Chicago in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

     "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.

     "Agreement" means this credit agreement, as it may be amended or modified and in effect from time to time.

     "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time in the United States, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4.

     "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Corporate Base Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1% per annum.

     "ANB" means American National Bank and Trust Company of Chicago in its individual capacity.

     "Applicable Fee Rate" means, at any time, the percentage rate per annum at which Commitment Fees are accruing on the unused portion of the Aggregate Commitment at such time as set forth in the Pricing Schedule.

     "Applicable Margin" means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

     "Article" means an article of this Agreement unless another document is specifically referenced.

     "Authorized Officer" means (i) with respect to the Borrower any of its Chief Executive Officer, President, Executive Vice President or any Vice President, and (ii) with respect to the Guarantors, any of their respective President or Vice President, in each case acting singly.

     "Borrower" means Alternative Resources Corporation, a Delaware corporation, and its successors and assigns.

     "Borrowing Date" means a date on which an Advance is made hereunder.

     "Borrowing Notice" is defined in Section 2.8.

     "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities.

     "Capital Expenditures" means, without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with Agreement Accounting Principles.

     "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Cash Equivalent Investments" means (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, (iii) demand deposit accounts maintained in the ordinary course of business, (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000 and (v) fixed income investments rated AAA or better by S&P or Aaa or better by Moody's, maturing within twelve months of date of issuance thereof; PROVIDED in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

     "CGI Acquisition" means the acquisition by the Borrower of the stock of CGI Corporation, a Delaware corporation, and CGI Systems, Inc., a Delaware corporation, pursuant to the CGI Acquisition Agreement.

     "CGI Acquisition Agreement" means that certain Stock Purchase and Sale Agreement dated as of October 6, 1997 among the Borrower, Compagnie General d'Informatique, Joseph R. Ferrandino, Thomas K. Sheridan and International Business Machines Corporation, as amended by that certain Amendment Number One dated November 7, 1997.

     "Change in Control" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 25% or more of the outstanding shares of voting stock of the Borrower.

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "Collateral Documents" means, collectively, the Pledge Agreement and that certain Collateral Assignment of Stock Purchase Agreement bearing even date herewith from the Borrower in favor of the Agent for the benefit of the Lenders, as the same may from time to time be amended or modified from time to time together with all other security agreements, assignments, financing statements and other documents as shall from time to time secure the Obligations.

     "Commitment" means, for each Lender, the obligation of such Lender to make Loans not exceeding the amount set forth opposite its signature below or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

     "Consolidated Capital Expenditures" means, with reference to any period, the Capital Expenditures of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

     "Consolidated EBIT" means Consolidated Net Income PLUS, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for income taxes paid or accrued, and (iii) extraordinary losses incurred other than in the ordinary course of business, MINUS, to the extent included in Consolidated Net Income, extraordinary gains realized other than in the ordinary course of business, all calculated for the Borrower and its Subsidiaries on a consolidated basis.

     "Consolidated EBITDA" means Consolidated Net Income PLUS, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for income taxes paid or accrued,
(iii) depreciation, (iv) amortization and (v) extraordinary losses incurred other than in the ordinary course of business, MINUS, to the extent included in Consolidated Net Income, extraordinary gains realized other than in the ordinary course of business, all calculated for the Borrower and its Subsidiaries on a consolidated basis.

     "Consolidated Funded Indebtedness" means at any time the aggregate dollar amount of Consolidated Indebtedness which has actually been funded and is outstanding at such time, whether or not such amount is due or payable at such time.

     "Consolidated Indebtedness" means at any time the Indebtedness of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time.

     "Consolidated Interest Expense" means, with reference to any period, the gross interest expense of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

     "Consolidated Net Income" means, with reference to any period, the net income (or loss) of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

     "Consolidated Net Worth" means at any time the consolidated stockholders' equity of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time.

     "Consolidated Rentals" means, with reference to any period, the Rentals of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

     "Consolidated Total Capitalization" means at any time the sum of Consolidated Indebtedness and Consolidated Net Worth, each calculated at such time.

     "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract.

     "Conversion/Continuation Notice" is defined in Section 2.9.

     "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

     "Corporate Base Rate" means a rate per annum equal to the corporate base rate of interest announced by ANB from time to time, changing when and as said corporate base rate changes.

     "Default" means an event described in Article VII.

     "Domestic Subsidiary" means any Subsidiary organized and existing under the laws of one of the states of the United States of America.

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

     "Eurodollar Advance" means an Advance which bears interest at the applicable Eurodollar Rate.

     "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the rate determined by the Agent to be the rate at which ANB offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of ANB's relevant Eurodollar Loan and having a maturity approximately equal to such Interest Period.

     "Eurodollar Loan" means a Loan which bears interest at the applicable Eurodollar Rate.

     "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus the Applicable Margin. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

     "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or (ii) the jurisdiction in which the Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.

     "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

     "Facility Termination Date" means December 31, 2000 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

     "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

     "Fee Letter" is defined in Section 10.13 hereof.

     "Financial Contract" of a Person means (i) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics or (ii) any agreements, devices or arrangements providing for payments related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options.

     "Floating Rate" means, for any day, a rate per annum equal to the Alternate Base Rate for such day, in each case changing when and as the Alternate Base Rate changes.

     "Floating Rate Advance" means an Advance which bears interest at the Floating Rate.

     "Floating Rate Loan" means a Loan which bears interest at the Floating
Rate.

     "Guarantors" means all Domestic Subsidiaries of the Borrower, and their respective successors and assigns.

     "Guarantees" means each Guaranty bearing even date herewith made by each Domestic Subsidiary of the Borrower existing on the date hereof in favor of the Agent and the Lenders and each Guaranty in form satisfactory to the Agent, executed and delivered to the Agent pursuant to Section 6.26 hereof by each Domestic Subsidiary of the Borrower created after the date hereof, in each case as modified and supplemented from time to time, executed jointly and severally by the Guarantors in favor of the Agent, for the ratable benefit of the Lenders, as it may be amended or modified and in effect from time to time.

     "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade),
(iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations of such Person to purchase securities or other property arising out of or in connection with the sale of the same or substantially similar securities or property, (vi) Capitalized Lease Obligations, (vii) obligations in respect of Letters of Credit, (viii) Off-Balance Sheet Liabilities of such Person and (ix) any other obligation for borrowed money or other financial accommodation which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person.

     "Initial Syndication Period" means the period commencing on the date hereof and ending January 31, 1998.

     "Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three or six months, and during the Initial Syndication Period only, seven days or with the consent of the Agent one month, commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months, and during the Initial Syndication Period only, seven days or, if applicable, one month, thereafter, PROVIDED, HOWEVER, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, PROVIDED, HOWEVER, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

     "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

     "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

     "Lending Installation" means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Agent pursuant to Section 2.17.

     "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

     "Leverage Ratio" means, as of any date of calculation, the ratio of (i) Consolidated Funded Indebtedness outstanding on such date to (ii)
Consolidated EBITDA for the Borrower's then most-recently ended four fiscal quarters.

     "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

     "Loan" means, with respect to a Lender, such Lender's loan made pursuant to Article II (or any conversion or continuation thereof).

     "Loan Documents" means this Agreement and any Notes issued pursuant to
Section 2.13, the Collateral Documents and the Guarantees.

     "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

     "Material Indebtedness" is defined in Section 7.5.

     "Moody's" means Moody's Investors Service, Inc.

     "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

     "Net Mark-to-Market Exposure" of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Hedging Agreements. "Unrealized losses" means the fair market value of the cost to such Person of replacing such Rate Hedging Agreement as of the date of determination (assuming the Rate Hedging Agreement were to be terminated as of that date), and "unrealized profits" means the fair market value of the gain to such Person of replacing such Rate Hedging Agreement as of the date of determination (assuming such Rate Hedging Agreement were to be terminated as of that date).

     "Non-U.S. Lender" is defined in Section 3.5(iv).

     "Note" means any promissory note issued at the request of a Lender pursuant to Section 2.13 in the form of Exhibit E.

     "Notice of Assignment" is defined in Section 12.3.2.

     "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent or any indemnified party arising under the Loan Documents.

     "Off-Balance Sheet Liability" of a Person means (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any Sale and Leaseback Transaction which does not create a liability on the balance sheet of such Person, (iii) any liability under any financing lease or so-called "synthetic lease" transaction entered into by such Person, or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding Operating Leases.

     "Operating Lease" of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

     "Other Taxes" is defined in Section 3.5(ii).

     "Participants" is defined in Section 12.2.1.

     "Payment Date" means the last day of each December, March, June and September.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

     "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

     "Pledge Agreement" means that certain Pledge Agreement bearing even date herewith from the Borrower in favor of the Agent for the benefit of the Lenders as the same may be amended or modified from time to time.

     "Pledged Securities" means the securities of the Borrower's Domestic Subsidiaries pledged from time to time pursuant to the Pledge Agreement.

     "Pricing Schedule" means the Schedule attached hereto identified as such.

     "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

     "Purchasers" is defined in Section 12.3.1.

     "Rate Hedging Agreement" means an agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants.

     "Rate Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Hedging Agreements, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Hedging Agreement.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

     "Rentals" of a Person means the aggregate annual fixed amounts payable by such Person under any Operating Lease.

     "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, PROVIDED, HOWEVER, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

     "Reports" is defined in Section 9.6.

     "Required Lenders" means Lenders in the aggregate having at least 51% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 51% of the aggregate unpaid principal amount of the outstanding Advances.

     "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

     "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

     "Sale and Leaseback Transaction" means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

     "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

     "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

     "Secured Obligations" means, collectively, (i) the Obligations and (ii) all Rate Hedging Obligations owing to one or more Lenders.

     "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

     "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

     "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which (i) represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (ii) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

     "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but EXCLUDING Excluded Taxes.

     "Transferee" is defined in Section 12.4.

     "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance.

     "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

     "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

     "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.


                                      ARTICLE II

                                     THE CREDITS

      2.1. COMMITMENT. From and including the date of this Agreement and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date. The Commitments to lend hereunder shall expire on the Facility Termination Date.

      2.2. REQUIRED PAYMENTS; TERMINATION. Any outstanding Advances and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date.

      2.3. RATABLE LOANS. Each Advance hereunder shall consist of Loans made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment.

      2.4. TYPES OF ADVANCES. The Advances may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9. Notwithstanding anything to the contrary contained in this Agreement, prior to expiration of the Initial Syndication Period, the Borrower may only elect Floating Rate Advances, or Eurodollar Advances having an Interest Period of seven days or, with the Agent's consent, one month.

      2.5. COMMITMENT FEE; REDUCTIONS IN AGGREGATE COMMITMENT. The Borrower agrees to pay to the Agent for the account of each Lender a commitment fee at a per annum rate equal to the Applicable Fee Rate on the daily unused portion of such Lender's Commitment from the date hereof to and including the Facility Termination Date, payable on each Payment Date hereafter and on the Facility Termination Date. The Borrower may permanently reduce the

Aggregate Commitment in whole, or in part ratably among the Lenders in integral multiples of $5,000,000, upon at least one Business Day's written notice to the Agent, which notice shall specify the amount of any such reduction, PROVIDED, HOWEVER, that the amount of the Aggregate Commitment may not be reduced below the aggregate principal amount of the outstanding Advances. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.

      2.6. MINIMUM AMOUNT OF EACH ADVANCE. Each Eurodollar Advance shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $1,000,000 (and in multiples of $100,000 if in excess thereof), PROVIDED, HOWEVER, that any Floating Rate Advance may be in the amount of the unused Aggregate Commitment.

      2.7. OPTIONAL PRINCIPAL PAYMENTS. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Floating Rate Advances upon one Business Day's prior notice to the Agent. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon three Business Days' prior notice to the Agent.

       2.8. METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR NEW ADVANCES. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time. The Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m. (Chicago time) at least one Business Day before the Borrowing Date of each Floating Rate Advance and three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

     (i)  the Borrowing Date, which shall be a Business Day, of such Advance,

    (ii)  the aggregate amount of such Advance,

   (iii)  the Type of Advance selected, and

    (iv) in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIII. The Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

      2.9. CONVERSION AND CONTINUATION OF OUTSTANDING ADVANCES. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this Section 2.9 or are repaid in accordance with Section 2.7. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless
(x) such Eurodollar Advance is or was repaid in accordance with Section 2.7 or (y) the Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.6, the Borrower may elect from time to time to convert all or any part of a Floating Rate Advance into a Eurodollar Advance. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Floating Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Chicago time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

     (i) the requested date, which shall be a Business Day, of such conversion or continuation,

    (ii) the aggregate amount and Type of the Advance which is to be converted or continued, and

   (iii) the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

     2.10. CHANGES IN INTEREST RATE, ETC. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to
Section 2.9, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.9 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Agent as applicable to such Eurodollar Advance based upon the Borrower's selections under Section 2.8 and 2.9 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date.

     2.11. RATES APPLICABLE AFTER DEFAULT. Notwithstanding anything to the contrary contained in Section 2.8 or 2.9, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by written notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no

Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default the Required Lenders may, at their option, by written notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum, PROVIDED that, during the continuance of a Default under Section 7.6 or 7.7, the interest rates set forth in clauses
(i) and (ii) above shall be applicable to all Advances without any election or action on the part of the Agent or any Lender.

     2.12. METHOD OF PAYMENT. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to
Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (local time) on the date when due and shall be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge account number 500-500-4322 (or such other account as may be designated in writing by the Borrower to the Agent) of the Borrower maintained with ANB for each payment of principal, interest and fees as it becomes due hereunder and the Agent agrees to promptly give the Borrower notice of any such debit.

     2.13. NOTELESS AGREEMENT; EVIDENCE OF INDEBTEDNESS. (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

     (ii) The Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (c) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

     (iii) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be PRIMA FACIE evidence of the existence and amounts of the Obligations therein recorded; PROVIDED, HOWEVER, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms but in no event shall the Borrower at any time be required to pay any amounts in excess of Obligations due at such time.

     (iv) Any Lender may request that its Loans be evidenced by a Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to
Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

     2.14. TELEPHONIC NOTICES. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith reasonably believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

     2.15. INTEREST PAYMENT DATES; INTEREST AND FEE BASIS. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof and at maturity. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest and commitment fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to 1:00 p.m. (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

     2.16. NOTIFICATION OF ADVANCES, INTEREST RATES, PREPAYMENTS AND COMMITMENT REDUCTIONS. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

     2.17. LENDING INSTALLATIONS. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of such Lending

Installation. Each Lender may, by written notice to the Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

     2.18. NON-RECEIPT OF FUNDS BY THE AGENT. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to
(x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan. Nothing contained in this Section shall be construed to relieve ANB of its obligations to fund the entire amount of the initial Loan requested by the Borrower hereunder, subject to the provisions of Article IV hereof if ANB shall be the sole Lender hereunder at such time.

                                     ARTICLE III

                               YIELD PROTECTION; TAXES


      3.1. YIELD PROTECTION. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

     (i) subjects any Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its Eurodollar Loans, or

    (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending

          Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

   (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Eurodollar Loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its Eurodollar Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Eurodollar Loans held or interest received by it, by an amount deemed reasonably material by such Lender, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its Eurodollar Loans or Commitment or to reduce the return received by such Lender or applicable Lending Installation in connection with such Eurodollar Loans or Commitment, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received. Any demand by a Lender pursuant hereto shall be accompanied by a statement setting forth in reasonable detail the amount or amounts due and the basis for the determination thereof, which statements shall be conclusive and binding absent manifest error.

      3.2. CHANGES IN CAPITAL ADEQUACY REGULATIONS. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender reasonably determines is attributable to this Agreement, its Loans or its Commitment to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy) but in no event shall any such calculation increase the yield to such Lender hereunder. "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and
(ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement. If any Lender shall make a claim for compensation under this Section 3.2, the Borrower shall have the right to require that such Lender assign its Commitment and Loans to a Purchaser pursuant to the terms and conditions, and subject to the approvals required, in Section 12.3 hereof.

      3.3. AVAILABILITY OF TYPES OF ADVANCES. If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to a Type of Advance does not accurately reflect the cost of making or maintaining such Advance, then the Agent shall suspend the availability of the affected Type of Advance and require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

      3.4. FUNDING INDEMNIFICATION. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

     3.5. TAXES. (i) All payments by the Borrower to or for the account of any Lender or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

     (ii) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note other than Excluded Taxes ("Other Taxes").

     (iii) The Borrower hereby agrees to indemnify the Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Agent or such Lender and any liability (including penalties, interest and expenses provided that the Agent or such Lender has used its reasonable efforts to avoid the same) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent or such Lender makes demand therefor pursuant to
Section 3.6.

     (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not less than ten Business Days after the date of this Agreement,
(i) deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Borrower and the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, UNLESS an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, provided that in such event the Borrower shall have the right to require that such Lender assign its Commitment and Loans to a Purchaser pursuant to the terms and conditions and subject to the approvals required in Section 12.3 hereof.

     (v) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; PROVIDED that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes at no cost to the Borrower.

     (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

      3.6. LENDER STATEMENTS; SURVIVAL OF INDEMNITY. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the reasonable judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

                                      ARTICLE IV

                                 CONDITIONS PRECEDENT


       4.1. INITIAL ADVANCE. The Lenders shall not be required to make the initial Advance hereunder unless the Borrower has furnished to the Agent with sufficient copies for the Lenders:

     (i) Copies of the articles or certificate of incorporation of the Borrower and each Guarantor, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation.

    (ii) Copies certified by the Secretary or Assistant Secretary of the Borrower and each Guarantor, of its by-laws and of its Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which the Borrower and such Guarantor is a party.

   (iii) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower and each Guarantor, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of the Borrower or such Guarantor authorized to sign the Loan Documents to which the Borrower and such Guarantor is a party, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower or the relevant Guarantor.

    (iv) A certificate, signed by the chief financial officer of the Borrower, stating that on the initial Borrowing Date no Default or Unmatured Default has occurred and is continuing.

     (v) A written opinion of counsel to the Borrower and the Guarantors, addressed to the Lenders in substantially the form of Exhibit A.

    (vi) Any Notes requested by a Lender pursuant to Section 2.13 payable to the order of each such requesting Lender.

   (vii) Written money transfer instructions, in substantially the form of Exhibit D, addressed to the Agent and signed by an Authorized Officer of the Borrower, together with such other related money transfer authorizations as the Agent may have reasonably requested.

  (viii) The Guarantees and Collateral Documents, together with original stock certificates evidencing the Pledged Securities and stock powers executed in blank therefore and such UCC financing statements as any Lender shall request in connection therewith.

    (ix) A copy, certified as true and correct by the Secretary or Assistant Secretary of the Borrower, of the CGI Acquisition Agreement, together with evidence satisfactory to the Agent that the transactions contemplated thereby shall have been consummated on terms acceptable to the Agent.

     (x)  The insurance certificate described in Section 5.20.

    (xi) The proforma opening balance sheet and financial projections, in each case, prepared after giving effect to the CGI Acquisition which shall not be materially less favorable, in the Agent's judgment, than the projections previously provided to the Agent and which must demonstrate, in the Agent's reasonable judgment, together with all other information then available to the Agent that the Borrower and its Subsidiaries can repay their debts and satisfy their respective other obligations as and when due, and can comply with the covenants contained herein.

   (xii) Such other documents as the Agent or its counsel may have reasonably requested.

      4.2. EACH ADVANCE. The Lenders shall not be required to make any Advance (other than an Advance that, after giving effect thereto and to the application of the proceeds thereof, does not increase the aggregate amount of outstanding Advances), unless on the applicable Borrowing Date:

     (i)  There exists no Default or Unmatured Default.

    (ii) The representations and warranties contained in Article V are true and correct as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

   (iii) All legal matters incident to the making of such Advance shall be reasonably satisfactory to the Lenders and their counsel.

     Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit B as a condition to making an Advance.

                                      ARTICLE V

                            REPRESENTATIONS AND WARRANTIES


     The Borrower represents and warrants to the Lenders that:

      5.1. EXISTENCE AND STANDING. Each of the Borrower and its Subsidiaries is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

      5.2. AUTHORIZATION AND VALIDITY. The Borrower and each Guarantor has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its respective obligations thereunder. The execution and delivery by the Borrower and each Guarantor of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Borrower and each Guarantor enforceable against the Borrower and in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally. The Borrower has the power and authority and legal right to execute and deliver the CGI Acquisition Agreement and to consummate the CGI Acquisition pursuant thereto. The execution and delivery by the Borrower of the CGI Acquisition Agreement has been duly authorized by proper corporate proceedings.

      5.3. NO CONFLICT; GOVERNMENT CONSENT. Neither (a) the execution and delivery by the Borrower or the Guarantors of the Loan Documents to which they are a party, (b) the execution and delivery by the Borrower, of the CGI Acquisition Agreement nor (c) the consummation of the transactions contemplated in the Loan Documents or the CGI Acquisition Agreement, nor compliance with the provisions thereof will violate (i) any material law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or (ii) the Borrower's or any Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any Guarantor, is required to be obtained by the Borrower or any Guarantor in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower or any Guarantor of the Obligations, the consummation of the CGI Acquisition or the legality, validity, binding effect or enforceability of any of the Loan Documents.

      5.4. FINANCIAL STATEMENTS. The December 31, 1996, audited consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present in all material respects the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended. All financial projections furnished by the Borrower to the Lenders in connection with the CGI Acquisition have been prepared in accordance with the standard set forth in the second sentence of
Section 5.22 hereof.

      5.5. MATERIAL ADVERSE CHANGE. Since December 31, 1996, there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

      5.6. TAXES. The Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists. The United States income tax returns of the Borrower and its Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended December 31, 1993. No tax liens have been filed and, to the best of the Borrower's knowledge, no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate in Borrower's reasonable judgment.

      5.7. LITIGATION AND CONTINGENT OBLIGATIONS. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Loans or the consummation of the CGI Acquisition. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, the Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

      5.8. SUBSIDIARIES. Schedule 1 (as updated from time to time pursuant to Section 6.26) contains an accurate list of all Subsidiaries of the Borrower as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

      5.9. ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $0. Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $0 in the aggregate. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

     5.10. ACCURACY OF INFORMATION. No information, exhibit or report furnished by the Borrower or any of its Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

     5.11. REGULATION U. Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

     5.12. MATERIAL AGREEMENTS. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or
(ii) any agreement or instrument evidencing or governing Material
Indebtedness.

     5.13. COMPLIANCE WITH LAWS. The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

     5.14. OWNERSHIP OF PROPERTIES. Except as set forth on Schedule 2, on the date of this Agreement, the Borrower and its Subsidiaries will have good title, free of all Liens other than those permitted by Section 6.15, to all of the Property and assets reflected in the Borrower's most recent consolidated financial statements provided to the Agent as owned by the Borrower and its Subsidiaries.

     5.15. PLAN ASSETS; PROHIBITED TRANSACTIONS. The Borrower is not an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Loans hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

     5.16. ENVIRONMENTAL MATTERS. In the ordinary course of its business, the officers of the Borrower consider the effect of Environmental Laws on the business of the Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Borrower due to Environmental Laws. On the basis of this consideration, the Borrower has no knowledge that its compliance with, or violation of, Environmental Laws could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

     5.17. INVESTMENT COMPANY ACT. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     5.18. PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     5.19. POST-RETIREMENT BENEFITS. The present value of the expected cost of post-retirement medical and insurance benefits payable by the Borrower and its Subsidiaries to its employees and former employees, as estimated by the Borrower in accordance with Agreement Accounting Principles, does not exceed $0.

     5.20. INSURANCE. The certificate signed by the President or Chief Financial Officer of the Borrower, that attests to the existence and adequacy of, and summarizes, insurance program carried by the Borrower with respect to itself and its Subsidiaries and that has been furnished by the Borrower to the Agent and the Lenders, is complete and accurate. This summary includes the insurer's or insurers' name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, exclusion(s), and deductibles. This summary also includes similar information, and describes any reserves, relating to any self-insurance program that is in effect.

     5.21. SOLVENCY. (i) Immediately after the consummation of the CGI Acquisition and immediately following the making of each Loan, if any, made on the date hereof and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the Property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

     (ii) The Borrower does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

     5.22 FULL DISCLOSURE. No representation or warranty made by the Borrower or its Subsidiaries under this Agreement or any other Loan Document is false or misleading in any material respect and no Loan Document or schedule or exhibit thereto and no certificate, report, statement or other document or information furnished by the Borrower to the Agent or the Lenders in connection herewith or therewith or with the CGI Acquisition, contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained herein or therein not misleading. To the extent the Borrower furnishes any projections of the financial position and result of operations of the Borrower and its Subsidiaries for, or as at the end of, certain future period, such projects were believed at the time furnished to be reasonable, have been or will have been prepared on a reasonable basis and in good faith by the Borrower, and have been or will be based on assumptions believed by the Borrower to be reasonable at the time made and upon the best information then reasonably available to the Borrower. To the best of the Borrower's knowledge, there is no fact materially adversely affecting the condition or operations, financial or otherwise, or the business or prospects of the Borrower or any of its Subsidiaries (whether before or after giving effect to the CGI Acquisition) which has not been set forth in a footnote included in the financial statements heretofore furnished to the Lenders.

                                      ARTICLE VI

                                      COVENANTS


     During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

      6.1. FINANCIAL REPORTING. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the
Lenders:

     (i) Within 120 days after the close of each of its fiscal years, an unqualified audit report certified by independent certified public accountants acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by any management letter prepared by said accountants. The Borrower also agrees to promptly furnish the annual consolidating financial statements for itself and its Subsidiaries prepared by the Borrower in connection with its annual income tax returns.

    (ii) Within 45 days after the close of the first three quarterly periods of each of its fiscal years, for itself and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated and consolidating profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

   (iii) Together with the financial statements required under Sections 6.1(i) and (ii), a compliance certificate in substantially the form of Exhibit B signed by its chief financial officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

    (iv) Within 270 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA.

     (v) As soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

    (vi) As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

   (vii) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

  (viii) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

    (ix) As soon as available, but in any event within 90 days after the beginning of each fiscal year of the Borrower, a copy of the plan and forecast (including a projected consolidated balance sheet, income statement and funds flow statement) of the Borrower for such fiscal year.

     (x) As soon as available, but in any event by no later than January 15, 1998, a copy of the audited Closing Balance Sheet, as defined in and to be furnished pursuant to the CGI Acquisition Agreement.

    (xi) Such other information (including non-financial information) as the Agent may from time to time reasonably request.

      6.2. USE OF PROCEEDS. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Advances to consummate the CGI Acquisition, for general working capital purposes, and to repay outstanding Advances. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U).

      6.3. NOTICE OF DEFAULT. The Borrower will, and will cause each Subsidiary to, give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

      6.4. CONDUCT OF BUSINESS. The Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same or related fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

      6.5. TAXES. The Borrower will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles.

      6.6. INSURANCE. The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice customary in the Borrower's industry, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

      6.7. COMPLIANCE WITH LAWS. The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws noncompliance with which could reasonably be expected to have a Material Adverse Effect.

      6.8. MAINTENANCE OF PROPERTIES. The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

      6.9. INSPECTION. The Borrower will, and will cause each Subsidiary to, permit the Agent, by its representatives and agents, to inspect any of the Property, books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers upon reasonable notice and at such reasonable times and intervals as the Agent may designate.

     6.10. DIVIDENDS. The Borrower will not, nor will it permit any Subsidiary to, declare or pay any dividends or make any distributions on its capital stock (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding, except that any Subsidiary may declare and pay dividends or make distributions to the Borrower or to a Wholly-Owned Subsidiary.

     6.11. INDEBTEDNESS. The Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

     (i)  The Loans.

    (ii)  Indebtedness existing on the date hereof and described in Schedule 2.

   (iii) Indebtedness in addition to that otherwise permitted hereunder in an amount not exceeding $5,000,000 at any one time outstanding.

     6.12. MERGER. The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that a Subsidiary may merge into the Borrower or a Wholly-Owned Subsidiary.

     6.13. SALE OF ASSETS. The Borrower will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its Property to any other Person, except:

     (i)  Sales of inventory in the ordinary course of business.

    (ii)  Trades by the Borrower of Investments in its investment portfolio.

   (iii)  Sales of accounts receivable permitted under Section 6.20 hereof.

    (iv) Leases, sales or other dispositions of its Property that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of (other than as otherwise permitted under this Section 6.13) as permitted by this Section during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of the Borrower and its Subsidiaries.

     6.14. INVESTMENTS AND ACQUISITIONS. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

     (i)  Cash Equivalent Investments.

    (ii)  Existing Investments in Subsidiaries.

   (iii) Other fixed income investments rated A or better by S&P or A2 or better by Moody's, respectively, maturing not more than 18 months from the date of acquisition thereof and not exceeding $15,000,000 at any one time outstanding (to the extent not included in Cash Equivalent Investments above).

    (iv) Other investment grade marketable debt and equity securities publicly traded on U.S. exchanges not exceeding $7,500,000 at any one time outstanding.

     (v) Investments in Domestic Subsidiaries with respect to which the agreements and other items required pursuant to Section 6.26 have been or will be delivered to the Agent within the time specified therein.

    (vi) Investments in joint ventures in a similar or related line of business to the Borrower not exceeding $10,000,000 at any one time outstanding.

   (vii) Acquisitions not involving consideration payable by the Borrower exceeding $35,000,000 individually or $75,000,000 in aggregate amount for all Acquisitions consummated after the date of this Agreement, without the prior written approval of the Required Lenders, so long as such Acquisition involves a Person in a similar or related line of business to the Borrower and prior to consummating such Acquisition the Borrower shall have furnished the Lenders with proforma financial statements and such other information as may be reasonably requested by, and satisfactory to, the Lenders demonstrating compliance with the terms of this Agreement after giving effect to any such proposed Acquisition.

     6.15. LIENS. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

     (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

     (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

    (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

     (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries.

     (v)  Liens existing on the date hereof and described in Schedule 2.

     (vi) Liens in favor of the Agent, for the benefit of the Lenders, granted pursuant to any Collateral Document.

          6.16. CAPITAL EXPENDITURES. The Borrower will not, nor will it permit any Subsidiary to, expend, or be committed to expend, in excess of $7,500,000 for Capital Expenditures during any one fiscal year on a non-cumulative basis in the aggregate for the Borrower and its Subsidiaries.

          6.17. RENTALS. The Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist obligations for Rentals in excess of $8,500,000 during any one fiscal year on a non-cumulative basis in the aggregate for the Borrower and its Subsidiaries.

          6.18. AFFILIATES. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

           6.19. AMENDMENTS TO AGREEMENTS. The Borrower will not, and will not permit any Subsidiary to, amend or terminate the CGI Acquisition Agreement.

     6.20. SALE OF ACCOUNTS. The Borrower will not, nor will it permit any Subsidiary to, sell or otherwise dispose of any notes receivable or accounts receivable, with or without recourse other than sales of accounts receivable not exceeding $200,000 during any one fiscal year.

     6.21. SALE AND LEASEBACK TRANSACTIONS AND OTHER OFF-BALANCE SHEET LIABILITIES. The Borrower will not, nor will it permit any Subsidiary to, enter into or suffer to exist any (i) Sale and Leaseback Transaction or (ii) any other transaction pursuant to which it incurs or has incurred Off-Balance Sheet Liabilities.

     6.22. CONTINGENT OBLIGATIONS. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary), except (i) by endorsement of instruments for deposit or collection in the ordinary course of business and (ii) for the Guarantees.

     6.23. FINANCIAL CONTRACTS. The Borrower will not, nor will it permit any Subsidiary to, enter into or remain liable upon any Financial Contract, except for (a) Rate Hedging Obligations having a Net Mark-to-Market Exposure not exceeding $5,000,000.

     6.24.  FINANCIAL COVENANTS.

          6.24.1. FIXED CHARGE COVERAGE RATIO. The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters for the then most-recently ended four fiscal quarters, of (i) Consolidated EBIT PLUS Consolidated Rentals to (ii) Consolidated Interest Expense, PLUS Consolidated Rentals, all calculated for the Borrower and its Subsidiaries on a consolidated basis, to be less than 3.25 to 1.00 as of December 31, 1997, 3.10 to 1.00 as of March 31, 1998 and 3.0 to 1.0 as of any fiscal quarter end thereafter.

          6.24.2. LEVERAGE RATIO. The Borrower will not permit the Leverage Ratio, determined as of the end of each of its fiscal quarters, to be greater than 3.0 to 1.0.

          6.24.3. MINIMUM NET WORTH. The Borrower will at all times maintain Consolidated Net Worth of not less than the sum of (i) $55,000,000 plus
     (ii) 50% of Consolidated Net Income earned in each fiscal quarter beginning with the quarter ending December 31, 1997 (without deduction for losses).

     6.25 INITIAL SYNDICATION PERIOD. The Borrower will, upon request of the Agent at any time during the Initial Syndication Period, obtain a rating from Moody's and/or S&P for the Borrower's debt securities the costs of obtaining such rating to be covered in accordance with the terms of the Fee Letter.

     6.26 ADDITIONAL SUBSIDIARIES. If a Person shall become a Domestic Subsidiary of the Borrower, the Borrower shall (i) notify the Agent promptly after such Person becomes a

Domestic Subsidiary of the Borrower (ii) deliver to the Agent an updated
Schedule 1 to reflect such Domestic Subsidiary, and (iii) promptly, and in any event within ten (10) Business Days of such Person becoming a Domestic Subsidiary, (a) cause such Domestic Subsidiary to execute and deliver a Guaranty in respect of the Secured Obligations and (b) deliver the certificates for all capital stock of such Domestic Subsidiary (together with stock powers therefor satisfactory to the Agent) and, in each case, to deliver proof of corporate action, incumbency of officers, opinions of counsel and other documents as the Agent may request in connection therewith, provided however, that with respect to the CGI Acquisition, as to the items specified in foregoing clause (iii), the Borrower agrees to deliver the stock certificates and stock power for the acquired stock of CGI Corporation promptly after the consummation of the CGI Acquisition and deliver the remaining items by no later than five (5) Business Days following the consummation of the CGI Acquisition.

     6.27 CERTAIN POST CLOSING MATTERS. The Borrower will furnish the Agent with good standing certificates for each jurisdiction in which the Borrower and each Domestic Subsidiary is qualified to do business as a foreign corporation (other than such thereof as have been furnished pursuant to Section 4.1 hereof) by no later than November 30, 1997.

     6.28 NEGATIVE PLEDGES. The Borrower will not, nor will it permit any Subsidiary to, enter into any agreement which prohibits the granting of a Lien on its assets in favor of Agent as security for the Secured Obligations.


                                ARTICLE VII

                                  DEFAULTS


     The occurrence of any one or more of the following events shall constitute a Default:

      7.1. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

      7.2. Nonpayment of principal of any Loan when due, or nonpayment of interest upon any Loan or of any commitment fee or other obligations under any of the Loan Documents within five days after the same becomes due.

      7.3. The breach by the Borrower of any of the terms or provisions of Article VI.

      7.4. The breach by the Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement which is not remedied within ten
(10) days after written notice from the Agent or any Lender.

      7.5. Failure of the Borrower or any of its Subsidiaries or any Guarantor to pay when due any Indebtedness aggregating in excess of $1,000,000 ("Material Indebtedness"); or the default by the Borrower or any of its Subsidiaries or any Guarantor in the performance of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of the Borrower or any of its Subsidiaries or any Guarantor shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries or any Guarantor shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

      7.6.     The Borrower or any of its Subsidiaries or any Guarantor shall
(i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

      7.7. Without the application, approval or consent of the Borrower or any of its Subsidiaries, or any Guarantor, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Guarantor or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Subsidiaries or any Guarantor and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 45 consecutive days.

      7.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrower and its Subsidiaries or any Guarantor which, when taken together with all other Property of the Borrower and its Subsidiaries or any Guarantor so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

      7.9. The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $500,000, which is not stayed on appeal or otherwise being appropriately contested in good faith.

     7.10. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $100,000 or any Reportable Event shall occur in connection with any Plan.

     7.11. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $100,000 or requires payments exceeding $100,000 per annum.

     7.12. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $100,000.

     7.13. The Borrower or any of its Subsidiaries shall (i) be the subject of any proceeding or investigation pertaining to the release by the Borrower, any of its Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii), could reasonably be expected to have a Material Adverse Effect.

     7.14.  Any Change in Control shall occur.

     7.15. The occurrence of any "default", as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided.

     7.16. Any Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of any Guaranty to which it is a party, or any Guarantor shall deny that it has any further liability under any Guaranty to which it is a party, or shall give notice to such effect.

     7.17. Any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any collateral purported to be covered thereby, except as permitted by the terms of any Collateral Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or the Borrower shall fail to comply in any material respect with any of the terms or provisions of any Collateral Document.

     7.18. The representations and warranties set forth in Section 5.15 (Plan Assets; Prohibited Transactions") shall at any time not be true and correct.

     7.19. The Borrower or any Subsidiary shall fail to pay when due (after giving effect to applicable grace periods, if any) any Rate Hedging Obligation, obligation under a Sale and Leaseback Transaction or Contingent Obligation.

                                  ARTICLE VIII

                    ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES


      8.1. ACCELERATION. If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may, by notice to the Borrower terminate or suspend the obligations of the Lenders to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which the Borrower hereby expressly waives.

     If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

      8.2. AMENDMENTS. Subject to the provisions of this Article VIII, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; PROVIDED, HOWEVER, that no such supplemental agreement shall, without the consent of all of the
Lenders:

     (i) Extend the final maturity of any Loan or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon.

     (ii) Reduce the percentage specified in the definition of Required Lenders.

    (iii) Extend the Facility Termination Date, or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.2, or increase the amount of the Commitment of any Lender hereunder, or permit the Borrower to assign its rights under this Agreement.

     (iv) Amend this Section 8.2.

     (v) Release any Guarantor from its Guaranty or, except as provided in the Collateral Documents, release all or substantially all of the Collateral.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement.

      8.3. PRESERVATION OF RIGHTS. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.


                               ARTICLE IX

                            GENERAL PROVISIONS


      9.1. SURVIVAL OF REPRESENTATIONS. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Loans herein contemplated.

      9.2. GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

      9.3. HEADINGS. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

      9.4. ENTIRE AGREEMENT. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent and the Lenders relating to the subject matter thereof other than the fee letter described in Section 10.13.

      9.5. SEVERAL OBLIGATIONS; BENEFITS OF THIS AGREEMENT. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

      9.6. EXPENSES; INDEMNIFICATION. (i) The Borrower shall reimburse the Agent for such costs, internal charges and out-of-pocket expenses paid or incurred by the Agent in connection with the preparation, negotiation, execution, delivery and administration of the Loan Documents as are provided for in the Fee Letter. The Borrower also agrees to reimburse the Agent and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent and the Lenders, which attorneys may be employees of the Agent or the Lenders) paid or incurred by the Agent or any Lender in connection with the collection and enforcement of the Loan Documents.

     (ii) The Borrower hereby further agrees to indemnify the Agent and each Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this Section 9.6 shall survive the termination of this Agreement.

      9.7. NUMBERS OF DOCUMENTS. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

      9.8. ACCOUNTING. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

     9.9. SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     9.10. NONLIABILITY OF LENDERS. The relationship between the Borrower on the one hand and the Lenders and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that neither the Agent nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

     9.11. CONFIDENTIALITY. Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to that Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which that Lender is a party, and (vi) permitted by Section 12.4.

     9.12. NONRELIANCE. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Loans provided for herein.

                                  ARTICLE X

                                  THE AGENT


     10.1. APPOINTMENT; NATURE OF RELATIONSHIP. American National Bank and Trust Company of Chicago is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders,
(ii) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

     10.2. POWERS. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

     10.3. GENERAL IMMUNITY. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

     10.4. NO RESPONSIBILITY FOR LOANS, RECITALS, ETC. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in
Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or
(g) the financial condition of the Borrower or any Guarantor of any of the Obligations or of any of the Borrower's or any such Guarantor's respective Subsidiaries. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

     10.5. ACTION ON INSTRUCTIONS OF LENDERS. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

     10.6. EMPLOYMENT OF AGENTS AND COUNSEL. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

     10.7. RELIANCE ON DOCUMENTS; COUNSEL. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

     10.8. AGENT'S REIMBURSEMENT AND INDEMNIFICATION. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the

Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, PROVIDED that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

     10.9. NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

     10.10. RIGHTS AS A LENDER. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

     10.11. LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     10.12. SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term "Corporate Base Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

     10.13. AGENT'S FEE. The Borrower agrees to pay to the Agent, for its own account, the fees agreed to by the Borrower and the Agent pursuant to that certain letter agreement dated October 17, 1997 as amended by addendum dated as of October 31, 1997 ("Fee Letter"), or as otherwise agreed from time to time.

     10.14. DELEGATION TO AFFILIATES. The Borrower and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

     10.15. EXECUTION OF COLLATERAL DOCUMENTS. The Lenders hereby empower and authorize the Agent to execute and deliver to the Borrower on their behalf the Collateral Documents and all related financing statements and any financing statements, agreements, documents or instruments as shall be necessary or appropriate to effect the purposes of the Collateral Documents.

     10.16. COLLATERAL RELEASES. The Lenders hereby empower and authorize the Agent to execute and deliver to the Borrower on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases of Collateral which shall be permitted by the terms hereof or of any other Loan Document or which shall otherwise have been approved by the Required Lenders (or, if required by the terms of Section 8.2, all of the Lenders) in writing.

                                 ARTICLE XI

                            SETOFF; RATABLE PAYMENTS


     11.1. SETOFF. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

     11.2. RATABLE PAYMENTS. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans.
If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made. If an amount to be setoff is to be applied to Indebtedness of the Borrower to a Lender other than Indebtedness comprised of Loans made by such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness comprised of such Loans.

                                ARTICLE XII

               BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

     12.1. SUCCESSORS AND ASSIGNS. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 12.3. Notwithstanding clause (ii) of this Section, any Lender may at any time, without the consent of the Borrower or the Agent, assign all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; PROVIDED, HOWEVER, that no such assignment to a Federal Reserve Bank shall release the transferor Lender from its obligations hereunder. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of the rights to any Loan or any Note agrees by acceptance of such transfer or assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder, transferee or assignee of the rights to such Loan.

     12.2.     PARTICIPATIONS.

          12.2.1 PERMITTED PARTICIPANTS; EFFECT. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

          12.2.2. VOTING RIGHTS. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, extends the Facility Termination Date, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment, releases any Guarantor of any such Loan or releases all or substantially all of the collateral, if any, securing any such Loan.

          12.2.3. BENEFIT OF SETOFF. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, PROVIDED that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

     12.3.     ASSIGNMENTS.

          12.3.1. PERMITTED ASSIGNMENTS. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit C or in such other form as may be agreed to by the parties thereto. The consent of the Borrower and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; PROVIDED, HOWEVER, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consent shall not be unreasonably withheld or delayed. Each such assignment shall (unless each of the Borrower and the Agent otherwise consents) be in an amount not less than the lesser of (i) $5,000,000 or
     (ii) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment).

          12.3.2. EFFECT; EFFECTIVE DATE. Upon (i) delivery to the Agent of a notice of assignment, substantially in the form attached as Exhibit I to Exhibit C (a "Notice of Assignment"), together with any consents required by Section 12.3.1, and (ii) payment of a $3,000 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this
     Section 12.3.2, the transferor Lender, the Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by a Note, make appropriate arrangements so that a new Note or, as appropriate, a replacement Note is issued to such transferor
     Lender and a new Note or, as appropriate, a replacement Note, is issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

     12.4. DISSEMINATION OF INFORMATION. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries, including without limitation any information contained in any Reports; PROVIDED that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

     12.5. TAX TREATMENT. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).

                                ARTICLE XIII

                                  NOTICES


     13.1. NOTICES. Except as otherwise permitted by Section 2.13 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth below its signature hereto in its administrative questionnaire or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; PROVIDED that notices to the Agent under Article II shall not be effective until received.

     13.2. CHANGE OF ADDRESS. The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                ARTICLE XIV

                                COUNTERPARTS


     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.

                                 ARTICLE XV

       CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL


     15.1. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     15.2. CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF,

RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

     15.3. WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

     IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.

                              ALTERNATIVE RESOURCES CORPORATION


                              By: /s/ Bradley Loopis
                                 ---------------------------------
                              Title: Vice President
                                    ------------------------------
                                   100 Tri-State International
                                   Tri-State Office Complex
                                   Suite 300
                                   Lincolnshire, Illinois 60069

                              Attention:     Mr. Brad Lamers
                              Telephone:     (847) 317-1000
                              Telecopier:    (847) 317-1067


COMMITMENTS


     $75,000,000             AMERICAN NATIONAL BANK AND TRUST COMPANY OF
                             CHICAGO, Individually and as Agent

                              By: /s/ Edward L. Hochir
                                 ---------------------------------
                              Title: Vice President
                                    ------------------------------
                                   5813 North Milwaukee avenue
                                   Chicago, Illinois 60646

                              Attention:     Mr. Fred Thompson
                              Telephone:     (847) 317-1000
                              Telecopier:    (847) 317-1067

                                   PRICING SCHEDULE


--------------------------------------------------------------------------------
  APPLICABLE MARGIN     LEVEL I STATUS     LEVEL II STATUS     LEVEL III STATUS
--------------------------------------------------------------------------------
   EURODOLLAR RATE          .625%               .750%               1.000%
--------------------------------------------------------------------------------
    FLOATING RATE             0%                  0%                  0%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  APPLICABLE FEE RATE   LEVEL I STATUS     LEVEL II STATUS     LEVEL III STATUS
--------------------------------------------------------------------------------
    Commitment Fee          .20%                .25%                 .30%
--------------------------------------------------------------------------------

     For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

     "Financials" means the annual or quarterly financial statements of the Borrower delivered pursuant to Section 6.1(i) or (ii).

     "Level I Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Pricing Ratio is less than 1.5 to 1.00.

     "Level II Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status and (ii) the Pricing Ratio is less than or equal to 2.25 to 1.00.

     "Level III Status" exists at any date if the Borrower has not qualified for Level I Status or Level II Status.

     "Pricing Ratio: means, as of the last day of each fiscal quarter the ratio of (i) Consolidated Funded Indebtedness outstanding on such date to
(ii) Consolidated EBITDA for the four fiscal quarters ending such date, PROVIDED, HOWEVER, that (a) for the fiscal quarter of the Borrower ending June 30, 1998, Consolidated EBITDA shall mean the Consolidated EBITDA for the two fiscal quarters then ending divided by .50 and (b) for the fiscal quarter of the Borrower ending September 30, 1998, Consolidated EBITDA shall mean the Consolidated EBITDA for the three fiscal quarters then ending divided by .75.

     "Status" means either Level I Status, Level II Status or Level III
Status.

     The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Borrower's Status as reflected in the then most recent Financials. Adjustments, if any, to the Applicable Margin or Applicable Fee Rate shall be effective five Business Days after the Agent has received the applicable Financials. If the Borrower fails to deliver the Financials to the Agent at the time required pursuant to Section 6.1, then the Applicable Margin and Applicable Fee Rate shall be the highest Applicable Margin and Applicable Fee Rate set forth in the foregoing table until five days after such Financials are so delivered. The foregoing to the contrary notwithstanding, the Applicable Margin for the period from the date hereof through redetermination thereof based upon the Borrower's Financials as of June 30, 1998 shall be .875% and the Applicable Fee Rate for such period shall be .25%.

                                EXHIBIT A
                             FORM OF OPINION

                                                               November __, 1997
The Agent and the Lenders who are or may become parties to the Credit Agreement described below.

Gentlemen/Ladies:

     We are counsel for Alternative Resources Corporation, a Delaware corporation (the "Borrower"), and have represented the Borrower in connection with its execution and delivery of a Credit Agreement dated as of October 31, 1997 (the "Agreement") among the Borrower, the Lenders named therein, and American National Bank and Trust Company of Chicago, as Agent, and providing for Advances in an aggregate principal amount not exceeding $75,000,000 at any one time outstanding. All capitalized terms used in this opinion and not otherwise defined herein shall have the meanings attributed to them in the Agreement. We are also counsel to each of the Guarantors and have represented the Guarantors in connection with their execution and delivery of the Guarantees.

     We have examined the Borrower's and Guarantors' (DESCRIBE CONSTITUTIVE DOCUMENTS OF BORROWER AND GUARANTORS' AND APPROPRIATE EVIDENCE OF AUTHORITY TO ENTER INTO THE TRANSACTION), the Loan Documents and such other matters of fact and law which we deem necessary in order to render this opinion. Based upon the foregoing, it is our opinion that:

     l. Each of the Borrower, the Guarantors and Borrower's other Subsidiaries is a corporation, partnership or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

     2. The execution and delivery by the Borrower of the CGI Acquisition Agreement and by the Borrower and the Guarantors of the Loan Documents to which each of them is a party and the performance by the Borrower and the Guarantors of their respective obligations thereunder have been duly authorized by proper corporate proceedings on the part of the Borrower and each Guarantor and will not:

          (a) require any consent of the shareholders or members of the Borrower or any Guarantor (other than any such consent as has already been given and remains in full force and effect);

          (b) violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower, any Guarantor or any of Borrower's other Subsidiaries or (ii) the Borrower's or any Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Borrower, any Guarantor or any of Borrower's other Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder; or

          (c) result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower, any Guarantor or any other Subsidiary of the Borrower pursuant to the terms of any indenture, instrument or agreement binding upon the Borrower, any Guarantor or any of Borrower's other Subsidiaries.

     3. The CGI Acquisition Agreement and the Loan Documents to which the Borrower and the Guarantors are a party have been duly executed and delivered by the Borrower and the Guarantors and constitute legal, valid and binding obligations of the Borrower and the Guarantors enforceable against the Borrower and the Guarantors in accordance with their respective terms except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

     4. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the best of our knowledge after due inquiry, threatened against the Borrower, any Guarantor or any of Borrower's other Subsidiaries which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

     5. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower, the Guarantors or any of Borrower's other Subsidiaries, is required to be obtained by the Borrower, any Guarantor or any of Borrower's other Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under the Agreement, the payment and performance by the Borrower and the Guarantors of the Obligations, the legality, validity, binding effect or enforceability of any of the Loan Documents or the consummation of the CGI Acquisition.

     6. CGI Acquisition has been consummated in accordance with the terms of the CGI Acquisition Agreement.

     This opinion may be relied upon by the Agent, the Lenders and their participants, assignees and other transferees.

                              Very truly yours,

                                  EXHIBIT B

                            COMPLIANCE CERTIFICATE



To:  The Lenders parties to the
     Credit Agreement Described Below

     This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of November __, 1997 (as amended, modified, renewed or extended from time to time, the "Agreement") among the Alternative Resources Corporation, a Delaware corporation (the "Borrower"), the lenders party thereto and American National Bank and Trust Company of Chicago, as Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

     THE UNDERSIGNED HEREBY CERTIFIES THAT:

     1.  I am the duly elected _______________________ of the Borrower;

     2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

     3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

     4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

     5. Schedule II hereto sets forth the determination of the interest rates to be paid for Advances and the commitment fee rates commencing on the fifth day following the delivery hereof.

     Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:



     --------------------------------------------------------------------------


     --------------------------------------------------------------------------


     --------------------------------------------------------------------------

     --------------------------------------------------------------------------

     The foregoing certifications, together with the computations set forth in Schedule I and Schedule II hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _____ day of ____________, ____.

                                            ----------------------------

                         SCHEDULE I TO COMPLIANCE CERTIFICATE

                        Compliance as of _________, ____ with
                    Provisions of Sections 6.11, 6.14, 6.16, 6.17,
                         6.20, 6.23 and 6.24 of the Agreement


A.   INDEBTEDNESS (SECTION 6.11)

     1.   Amount of Indebtedness outstanding
            described in 6.11(iii)                               $__________
     2.   Line 1 amount must not exceed)                         $ 5,000,000
     3.   Borrower in compliance (circle)                             yes/no


B.   INVESTMENTS AND ACQUISITIONS (SECTION 6.14)

     1.   Other fixed income investments described
            in Section 6.14(iii)                                 $__________
     2.   Line 1 amount must not exceed                          $15,000,000
     3.   Investments in debt and equity securities
           described in Section 6.14(iv)                         $__________
     4.   Line 3 amount must not exceed                          $ 7,500,000
     5.   Investments in joint ventures                          $__________
     6.   Line 5 amount must not exceed                          $10,000,000
     7.   Total Acquisitions after 10/31/97                      $__________
     8.   Line 7 amount must not exceed                          $75,000,000
     9.   Amount(s) of Individual Acquisition
          (a)            $_____________
          (b)            $_____________
     10.  No line 9 amount shall exceed                          $35,000,000
     11.  Borrower in compliance (circle)                             yes/no


C.   CAPITAL EXPENDITURES (SECTION 6.16)

     1.   Capital Expenditures year to date                      $__________
     2.   Line 1 amount must not exceed                          $ 7,500,000
     3.   Borrower in compliance (circle)                             yes/no

D.   RENTALS (SECTION 6.17)

     1.   Operating lease obligations (Rentals)                  $__________
     2.   Line 1 amount must not exceed                          $ 8,500,000
     3.   Borrower in compliance (circle)                             yes/no

E.   SALE OF ACCOUNTS (SECTION 6.20)

     1.   Sales of accounts year to date                         $__________
     2.   Line 1 amount must not exceed                          $   200,000
     3.   Borrower in compliance (circle)                             yes/no

F.   FINANCIAL CONTRACTS (SECTION 6.23)

     1.   Net Mark to Market Exposures for
            Rate Hedging Obligations                             $__________
     2.   Line 1 amount must not exceed                          $ 5,000,000
     3.   Any other Financial Contracts?                              yes/no
     3.   Borrower in compliance (circle)                             yes/no

G.   FIXED CHARGE COVERAGE RATIO (SECTION 6.24.1)

     1.   Consolidated Net Income                                $__________
     2.   Consolidated Interest Expense                          $__________
     3.   Federal, state and local taxes                         $__________
     4.   Extraordinary losses                                   $__________
     5.   Sums of Lines 1 through 4                              $__________
     6.   Extraordinary gains                                    $__________
     7.   Line 5 minus Line 6 (Consolidated
            EBIT)                                                $__________
     8.   Consolidated Rentals                                   $__________
     9.   Line 7 plus Line 8                                     $__________
     10.  Consolidated Interest Expense
            (Line 2 above)                                       $__________
     11.  Consolidated Rentals (Line 8 above)                    $__________
     12.  Line 10 plus Line 11                                   $__________
     13.  Ratio of Line 9 to Line 12                              __ to 1.00
     14.  Line 13 Ratio must not be less than                   3.00 to 1.00
     15.  Borrower in compliance (circle)                             yes/no

H.   LEVERAGE RATIO (SECTION 6.24.2)

     1.   Consolidated Funded Indebtedness                       $__________
     2.   Consolidated EBIT (Line G7 above)                      $__________
     3.   Depreciation                                           $__________
     4.   Amortization                                           $__________
     5.   Sum of Lines 2, 3 and 4 (Consolidated
            EBITDA)                                              $__________
     6.   Ratio of Line 1 to Line 5                               __ to 1.00

     7.   Line 6 Ratio must not exceed:
               On 12/31/97                                       3.25 to 1.00
               On 3/31/98                                        3.10 to 1.00
               Each quarter thereafter                           3.00 to 1.00
     8.   Borrower in compliance (circle)                              yes/no


I.   NET WORTH (SECTION 6.24.3)

     1.   Consolidated Net Worth                                 $__________
     2.   Line 1 amount must be equal to or
           greater than ($55,000,000 increasing
           by 50% of positive Consolidated Net
          Income after 10/1/97                                   $__________
     3.   Borrower in compliance (circle)                             yes/no

                        SCHEDULE II TO COMPLIANCE CERTIFICATE

                       Borrower's Applicable Margin Calculation


A.   PRICING RATIO (FOR QUARTERS ENDED 6/30/98, 9/30/98)
     ALL FIGURES FROM LINES 2-7 ARE YEAR-TO-DATE.

     1.   Consolidated Funded Indebtedness
            (line H1, Schedule 1)                             $__________
     2.   Consolidated Net Income                             $__________
     3.   Consolidated Federal, State and
            Local Taxes                                       $__________
     4.   Extraordinary Losses                                $__________
     5.   Sum of 1 through 4                                  $__________
     6.   Extraordinary Gains                                 $__________
     7.   Line 5 minus line 6                                 $__________
     8.   Consolidated EBITDA                                 $__________
     9.   For period ending 6/30/98, Divide
           Line 7 by 0.50                                     $__________
     10.  For period ending 9/30/98, Divide
           Line 9 by 0.75                                     $__________
     11.  Divide Line 1 by Line 10
     12.  Pricing Schedule Status Level                        __________
     13.  Applicable Margin                                    __________
     14.  Applicable Fee Rate                                  __________

B.   PRICING RATIO   (QUARTER ENDING AFTER 9/30/98)

     1.   Leverage Ratio (Line F6, Schedule 1)                $__________
     2.   Pricing Schedule Status Level                        __________
     3.   Applicable Margin                                    __________
     4.   Applicable Fee Rate                                  __________

                        SCHEDULE III TO COMPLIANCE CERTIFICATE

                         Reports and Deliveries Currently Due

                                      EXHIBIT C

                                 ASSIGNMENT AGREEMENT

     This Assignment Agreement (this "Assignment Agreement") between ___________________(the "Assignor") and _____________(the "Assignee") is
dated as of___________________ , 19__.  The parties hereto agree as follows:

     1. PRELIMINARY STATEMENT. The Assignor is a party to a Credit Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item 1 of
Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

     2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of Schedule 1 and the other Loan Documents. The aggregate Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of Schedule 1.

     3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the later of the date specified in Item 5 of
Schedule 1 or two Business Days (or such shorter period agreed to by the Agent) after a Notice of Assignment substantially in the form of Exhibit "I" attached hereto has been delivered to the Agent. Such Notice of Assignment must include any consents required to be delivered to the Agent by Section
12.3.1 of the Credit Agreement. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Sections 4 and 5 hereof are not made on the proposed Effective Date. The Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date. As of the Effective Date, (i) the Assignee shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder and (ii) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.

     4. PAYMENT OBLIGATIONS. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to the Agent with respect to all Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby. **[In consideration for the sale and assignment of Loans hereunder, (i) the Assignee shall pay the Assignor, on the Effective Date, an amount equal to the principal amount of the portion of all Floating Rate Loans assigned to the Assignee hereunder and (ii) with respect to each Fixed Rate Loan made by the Assignor and assigned to the Assignee hereunder which is outstanding on the Effective Date, (a) on the last day of the Interest Period therefor or (b) on such earlier date agreed to by the Assignor and the Assignee or (c) on the date on which any such Fixed Rate Loan becomes due (by acceleration or otherwise)(the date as described in the foregoing clauses (a), (b) or (c) being hereinafter referred to as the "Payment Date"), the Assignee shall pay the Assignor an amount equal to the principal amount of the portion of such Fixed Rate Loan assigned to the Assignee which is outstanding on the Payment Date. If the Assignor and the Assignee agree that the Payment Date for such Fixed Rate Loan shall be the Effective Date, they shall agree to the interest rate applicable to the portion of such Loan assigned hereunder for the period from the Effective Date to the end of the existing Interest Period applicable to such Fixed Rate Loan (the "Agreed Interest Rate") and any interest received by the Assignee in excess of the Agreed Interest Rate shall be remitted to the Assignor. In the event interest for the period from the Effective Date to but not including the Payment Date is not paid by the Borrower with respect to any Fixed Rate Loan sold by the Assignor to the Assignee hereunder, the Assignee shall pay to the Assignor interest for such period on the portion of such Fixed Rate Loan sold by the Assignor to the Assignee hereunder at the applicable rate provided by the Credit Agreement. In the event a prepayment of any Fixed Rate Loan which is existing on the Payment Date and assigned by the Assignor to the Assignee hereunder occurs after the Payment Date but before the end of the Interest Period applicable to such Fixed Rate Loan, the Assignee shall remit to the Assignor the excess of the prepayment penalty paid with respect to the portion of such Fixed Rate Loan assigned to the Assignee hereunder over the amount which would have been paid if such prepayment penalty was calculated based on the Agreed Interest Rate. The Assignee will also promptly remit to the Assignor (i) any principal payments received from the Agent with respect to Fixed Rate Loans prior to the Payment Date and (ii) any amounts of interest on Loans and fees received from the Agent which relate to the portion of the Loans assigned to the Assignee hereunder for periods prior to the Effective Date, in the case of Floating
Rate Loans or fees, or the Payment Date, in the case of Fixed Rate Loans, and not previously paid by the Assignee to the Assignor.]** In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

**Each Assignor may insert its standard payment provisions in lieu of the payment terms included in this Exhibit.

     5. FEES PAYABLE BY THE ASSIGNEE. The Assignee shall pay to the Assignor a fee on each day on which a payment of interest or commitment fees is made under the Credit Agreement with respect to the amounts assigned to the Assignee hereunder (other than a payment of interest or commitment fees for the period prior to the Effective Date or, in the case of Fixed Rate Loans, the Payment Date, which the Assignee is obligated to deliver to the Assignor pursuant to Section 4 hereof). The amount of such fee shall be the difference between (i) the interest or fee, as applicable, paid with respect to the amounts assigned to the Assignee hereunder and (ii) the interest or fee, as applicable, which would have been paid with respect to the amounts assigned to the Assignee hereunder if each interest rate was ____of 1% less than the interest rate paid by the Borrower or if the commitment fee was ___ of 1% less than the commitment fee paid by the Borrower, as applicable. In addition, the Assignee agrees to pay

___% of the recordation fee required to be paid to the Agent in connection with this Assignment Agreement.

     6. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Borrower or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the Property, books or records of the Borrower, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

     7. REPRESENTATIONS OF THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (v) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vi) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, (vii) confirms that it is an Eligible Assignee,] and (viii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes].**

**to be inserted if the Assignee is not incorporated under the laws of the United States, or a state thereof.

     8. INDEMNITY. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement.

     9. SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Assignee shall have the right pursuant to Section 12.3.1 of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, PROVIDED that (i) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained and (ii) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under Sections 4, 5 and 8 hereof.

     10. REDUCTIONS OF AGGREGATE COMMITMENT. If any reduction in the Aggregate Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Item 3 of Schedule 1 shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced Aggregate Commitment.

     11. ENTIRE AGREEMENT. This Assignment Agreement and the attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

     12. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Illinois.

     13. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

     IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                              **[NAME OF ASSIGNOR]**

                              By:    ___________________________________

                              Title: ___________________________________
                                     ___________________________________
                                     ___________________________________


                              **[NAME OF ASSIGNEE]**

                              By:    ___________________________________

                              Title: ___________________________________
                                     ___________________________________
                                     ___________________________________

                                      SCHEDULE 1
                               to Assignment Agreement

1.   Description and Date of Credit Agreement:

2.   Date of Assignment Agreement: _____________, 19___

3.   Amounts (As of Date of Item 2 above):

                                    Facility  Facility  Facility  Facility
                                       1*        2*        3*         4*
                                    -------    ------   -------   ---------
     a.  Total of Commitments
         (Loans)** under
         Credit Agreement           $          $        $         $
                                    -------    ------   -------   ---------

     b.  Assignee's Percentage
         of each Facility
         purchased under the
         Assignment Agreement***          %         %         %           %
                                    -------    ------   -------   ---------

     c.  Amount of Assigned Share in
         each Facility purchased under
         the Assignment
         Agreement                  $          $        $         $
                                    -------    ------   -------   ---------

4.   Assignee's Aggregate (Loan
     Amount)**  Commitment Amount
      Purchased Hereunder:                               $
                                                        -------

5.   Proposed Effective Date:
                                                        --------

Accepted and Agreed:

**[NAME OF ASSIGNOR]**                      **[NAME OF ASSIGNEE]**

By:   _____________________                 By:   _____________________
Title:_____________________                 Title:_____________________



  *  Insert specific facility names per Credit Agreement
 ** If a Commitment has been terminated, insert outstanding Loans in place of Commitment
***  Percentage taken to 10 decimal places

             Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

                  ADMINISTRATIVE INFORMATION SHEET

     Attach Assignor's Administrative Information Sheet, which must include notice addresses for the Assignor and the Assignee
                       (Sample form shown below)

                           ASSIGNOR INFORMATION

CONTACT:

Name: ______________________   Telephone No.:_________________________
Fax No.:____________________   Telex No.:_____________________________
                               Answerback:____________________________

PAYMENT INFORMATION:

Name & ABA # of Destination Bank:_____________________________________________
                                 _____________________________________________


Account Name & Number for Wire Transfer:_______________________________________
                                        _______________________________________

Other Instructions:____________________________________________________________
_______________________________________________________________________________



ADDRESS FOR NOTICES FOR ASSIGNOR:   ___________________________________________
                                 ______________________________________________
                                 ______________________________________________


                            ASSIGNEE INFORMATION

CREDIT CONTACT:

Name: ______________________   Telephone No.:_________________________
Fax No.:____________________   Telex No.:_____________________________
                               Answerback:____________________________

KEY OPERATIONS CONTACTS:

Booking Installation:_________________ Booking Installation:_________________ Name:_________________________________ Name:_________________________________
Telephone No.:________________________    Telephone No.:________________________
Fax No.:______________________________    Fax No.:______________________________
Telex No.:____________________________    Telex No.:____________________________
Answerback:___________________________    Answerback:___________________________

PAYMENT INFORMATION:

Name & ABA # of Destination Bank:_______________________________________________
                                 _______________________________________________

Account Name & Number for Wire Transfer:________________________________________
                                       _________________________________________

Other Instructions:_____________________________________________________________
________________________________________________________________________________



ADDRESS FOR NOTICES FOR ASSIGNEE: ______________________________________________
                                ________________________________________________
                                ________________________________________________

                               ANB INFORMATION

     Assignee will be called promptly upon receipt of the signed agreement.

INITIAL FUNDING CONTACT:      SUBSEQUENT OPERATIONS CONTACT:

Name:__________________________    Name:____________________________
Telephone No.:_________________    Telephone No.:___(312)____________
Fax No.:_______________________    Fax No.:___(312)__________________
                                   FNBC Telex No.:___________________


INITIAL FUNDING STANDARDS:

Libor - Fund 2 days after rates are set.

ANB WIRE INSTRUCTIONS:        American National Bank and Trust Company of
                              Chicago, ABA # _________
                        BNF = ______________, Ref:


ADDRESS FOR NOTICES FOR ANB:___________________________________________________
                         Attn: ________________________________________________
                         Fax No. (312) ________ or (312) _________

                                     EXHIBIT "I"
                               to Assignment Agreement

                                       NOTICE
                                    OF ASSIGNMENT


                                                    ________________, 19____


          To:  Alternative Resources Corporation
               100 Tri-State International
               Tri-State Office Complex
               Suite 300
               Lincolnshire, Illinois 60069
               Attention:  Mr. Brad Lamers


               American National Bank and
                 Trust Company of Chicago
               5813 North Milwaukee Avenue
               Chicago, Illinois 60646
               Attention:  Fred Thompson


          From:     **[NAME OF ASSIGNOR]** (the "Assignor")

                    **[NAME OF ASSIGNEE]** (the "Assignee")


               1. We refer to that Credit Agreement (the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

               2. This Notice of Assignment (this "Notice") is given and delivered to the Borrower and the Agent pursuant to Section 12.3.2 of the Credit Agreement.

               3. The Assignor and the Assignee have entered into an Assignment Agreement, dated as of_______________, 19__ (the "Assignment"), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in
Item 3 of Schedule 1 of all outstandings, rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of Schedule 1. The Effective Date of the Assignment shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period as agreed to by the Agent) after this Notice of Assignment and any consents and fees required by Sections 12.3.1 and 12.3.2 of the Credit Agreement have been delivered to the Agent, PROVIDED that the

Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.


               4. The Assignor and the Assignee hereby give to the Borrower and the Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Agent before the date specified in Item 5 of
Schedule 1 to determine if the Assignment Agreement will become effective on such date pursuant to Section 3 hereof, and will confer with the Agent to determine the Effective Date pursuant to Section 3 hereof if it occurs thereafter. The Assignor shall notify the Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the
Assignee.   At the request of the Agent, the Assignor will give the Agent written confirmation of the satisfaction of the conditions precedent.

               5. The Assignor or the Assignee shall pay to the Agent on or before the Effective Date the processing fee of $3,000 required by Section
12.3.2 of the Credit Agreement.

               6. If Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Agent prepare and cause the Borrower to execute and deliver new Notes or, as appropriate, replacement notes, to the Assignor and the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to the Agent the original Note received by it from the Borrower upon its receipt of a new Note in the appropriate amount.

               7. The Assignee advises the Agent that notice and payment instructions are set forth in the attachment to Schedule 1.

               8. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are "plan assets" as defined under ERISA and that its rights, benefits, and interests in and under the Loan Documents will not be "plan assets" under ERISA.

               9. The Assignee authorizes the Agent to act as its agent under the Loan Documents in accordance with the terms thereof. The Assignee acknowledges that the Agent has no duty to supply information with respect to the Borrower or the Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.

          NAME OF ASSIGNOR                   NAME OF ASSIGNEE

          By:______________________          By:______________________
          Title:___________________          Title:___________________

          ACKNOWLEDGED AND CONSENTED     ACKNOWLEDGED AND CONSENTED TO
          TO BY AMERICAN NATIONAL BANK   BY ALTERNATIVE RESOURCES
          TRUST COMPANY OF CHICAGO       CORPORATION

          By:______________________       By:_________________________
          Title:___________________       Title:______________________

                    [Attach photocopy of Schedule 1 to Assignment]

                                      EXHIBIT D
                    LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To American National Bank and Trust Company of Chicago, as Agent (the "Agent") under the Credit Agreement Described Below.

Re: Credit Agreement, dated November __, 1997 (as the same may be amended or modified, the "Credit Agreement"), among Alternative Resource Corporation, a Delaware corporation (the "Borrower"), the Lenders named therein and the Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

      The Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Agent of a specific written revocation of such instructions by the Borrower, PROVIDED, HOWEVER, that the Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with Section 13.1 of the Credit Agreement or based on any telephonic notice made in accordance with Section 2.14 of the Credit Agreement.

Facility Identification Number(s)___________________________________

Customer/Account Name_______________________________________________

Transfer Funds To___________________________________________________

                           ___________________________________

For Account No.______________________________________________

Reference/Attention To________________________________________

Authorized Officer (Customer Representative)      Date________________


___________________________________   _______________________
(Please Print)                               Signature

          Bank Officer Name                  Date____________


___________________________________   _______________________
(Please Print)                               Signature


 (Deliver Completed Form to Credit Support Staff For Immediate Processing)

                                      EXHIBIT E
                                         NOTE


$______________                         ________, ______


               ALTERNATIVE RESOURCES CORPORATION, a Delaware corporation (the "Borrower"), promises to pay to the order of _________________________________
(the "Lender") the lesser of the principal sum of _____________________________ Dollars or the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the main office of American National Bank and Trust Company of Chicago in Chicago, Illinois, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date.

               The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

               This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of November __, 1997 (which, as it may be amended or modified and in effect from time to time, is herein called the "Agreement"), among the Borrower, the lenders party thereto, including the Lender, and American National Bank and Trust Company of Chicago, as Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This
Note is secured pursuant to the Collateral Documents and guaranteed pursuant to the Guarantees, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.


                                   ALTERNATIVE RESOURCES CORPORATION


                                   By:_________________________________
                                   Print Name:_________________________
                                   Title:______________________________

                     SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                          TO
                      NOTE OF ALTERNATIVE RESOURCES CORPORATION
                             DATED____________,____


                         Principal        Maturity       Principal
                         Amount of       of Interest       Amount      Unpaid
          Date             Loan            Period          Paid        Balance
          -------      -----------       ----------    -----------   ---------

                                      SCHEDULE 1

                                     SUBSIDIARIES
                             (See Sections 5.8 and 6.14)



 Investment           Jurisdiction of   Owned       Amount of    Percent
     In               Organization       By        Investment   Ownership
-----------------     --------------   --------   -----------   ----------
 ARC Service, Inc.      Delaware        Borrower                  100%
 ARC Advantage, inc.    Delaware        Borrower                  100%
 CGI Corporation        Delaware        Borrower                  100%
 CGI Systems, Inc.      Delaware        CGI Corporation           100%

                             SCHEDULE 2

                       INDEBTEDNESS AND LIENS
                 (See Sections 5.14, 6.11 and 6.15)


                                                              Maturity
Indebtedness     Indebtedness       Property                and Amount
Incurred By      Owed To         Encumbered (If Any)      of Indebtedness
------------     ------------    -------------------      ----------------